Exhibit 99.1

T3 Motion, Inc. Appoints New Auditors and Announces Plans for the Future

T3 Motion Appoints TAAD as its New Auditors and Notifies its Shareholders and Stakeholders of its Upcoming Plans

September 29, 2016 (Brea, CA)—T3 Motion, Inc. (OTC: TTTM), the global leader in the design and delivery of electric vehicles and tactical technology to the law enforcement, military, and security markets, announced the engagement of TAAD LLP as their new independent registered public accountant to complete the audits and reviews of all of outstanding financial statements, including those that were not completed under previous management for fiscal years 2012 through 2015.

T3 Motion’s new management team took over in August 2015 and will work conscientiously with TAAD LLP and the Company’s legal and accounting advisors over the next four months to take all remaining actions necessary to become current in their SEC reporting obligations—including completing the preparation, audits, and reviews of the Company’s financial statements for the required periods so that the Company can file all of their outstanding SEC periodic reports as soon as each periodic report is completed during this period.

Additionally, the Company also plans to proactively take all necessary steps to meet the eligibility requirements for re-listing their common stock for trading on the NYSE MKT LLC exchange or another national exchange. The Company pledges to work diligently toward their goal of re-listing on a national exchange during 2017.

A new group of investors brought vitality and financial resources to the Company after the group acquired majority ownership of the Company’s outstanding capital stock in November 2014. The proactive investment team firmly believes that the Company’s operations and development is headed back in the right direction since August 2015, following the appointment of current T3 Motion Board members and engagement of Mr. Noel Cherowbrier as the Company’s Chief Executive Officer (“CEO”).

Mr. Cherowbrier, who previously served as our Vice President of Global Sales, was responsible for significant International growth for T3 Motion during his initial tenure with the Company from 2006 until the end of 2012. Since returning to the Company, Mr. Cherowbrier and the rest of the management team has continued to focus on making significant improvements in cost control and in boosting revenues.

As the new CEO, Mr. Cherowbrier has constructed a sales network and established an experienced sales and marketing team to increase sales of tactical products to new and existing customers. The Company has also capitalized on its existing customer base by introducing new technology driven products to our law enforcement, security, and military customers. These new product offerings are expanding the Company’s sales opportunities along with enabling the development of more applications and products for the law enforcement, security, and government markets.

“We are proud to be partnering with the accomplished team from TAAD LLP. Their professionalism is an ideal match for our financial reporting efforts,” said Noel Cherowbrier, C.E.O. of T3 Motion, Inc. “The future for T3 Motion is as bright as ever with our new investment team, continued focus on clean energy patrol vehicles, and our tactical product line expansion. T3 Motion has long been the leader in the global public safety market and we are very excited to continue to expand our tactical technology expertise worldwide.”

About T3 Motion, Inc.:

T3 Motion, Inc. (OTC: TTTM) was founded in 2006 in Costa Mesa, CA and has become the leader in clean energy, all-electric patrol vehicles for the Law Enforcement, Military, and Security markets. T3 Motion’s revolutionary patented T3 Patroller was the first electric multi-shift vehicle designed for professional applications with interchangeable batteries. Deployed at airports, military facilities, retail centers, campuses, business districts, and other high-profile locations, the T3 Patroller has quickly become the choice of public safety agencies around the world. T3 Motion, Inc. now also offers customers the T3 Vision, a smaller all-electric patrol vehicle with interchangeable batteries ideal for interior patrols. For more information, visit www.t3motion.com, email sales@t3motion.com, or call (714) 255-0200.

Forward Looking Statements

This press release contains forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in this press release, the words “aim”, “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan”, “seek”, “will” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the Company’s most recent Form S-1 Registration Statement as filed with the SEC entitled “Risk Factors” and in periodic reports the Company files from time to time with the SEC) relating to the Company’s industry, the Company’s operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Although the Company believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on forward looking statements and information, which speak only as of the date they are made. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Contact:
Noel Cherowbrier
Chief Executive Officer
(714) 255-0200 office
ncherowbrier@t3motion.com

T3 Motion, Inc.
970 Challenger Street, Brea, CA 92821 U.S.A.
(714) 255-0200 ● www.t3motion.com ● sales@t3motion.com

(T3 Motion Product Range)

T3 Motion, Inc.
970 Challenger Street, Brea, CA 92821 U.S.A.
(714) 255-0200 ● www.t3motion.com ● sales@t3motion.com